Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used, but not defined, below have the meaning provided elsewhere in this Current Report on Form 8-K and, if not defined in this Current Report on Form 8-K, as defined in the Proxy Statement/Prospectus. Unless the context otherwise requires, the “Company,” “we,” “us,” or “our” refers to Starry Group Holdings, Inc. and its subsidiaries after the consummation of the Business Combination.

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of FirstMark and Starry adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, which is herein referred to as Article 11.

New Starry has elected not to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (the “Management’s Adjustments”) and has only presented simplified requirements to depict the accounting for the transaction (the “Transaction Accounting Adjustments”) in the following unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical balance sheet of FirstMark and the historical balance sheet of Starry on a pro forma basis as if the Business Combination and related transactions had been consummated on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical statements of operations of FirstMark and Starry on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2021.

The Business Combination and related transactions are summarized below as:

•

Pursuant to the Business Combination, Starry and FirstMark each created wholly owned subsidiaries, New Starry and Merger Sub, respectively. Pursuant to the Merger Agreement, FirstMark merged with and into New Starry at the SPAC Merger Effective Time, with New Starry remaining as the surviving entity and becoming the sole owner of Merger Sub. Following the SPAC Merger, Merger Sub merged with and into Starry at the Acquisition Merger Effective Time, with Starry remaining as the surviving entity and a wholly owned subsidiary of New Starry.

•	On March 28, 2022, (the “SPAC Merger Closing Date”) and immediately prior to the SPAC Merger Effective Time:

•

each then-outstanding share of FirstMark Class B Common Stock was exchanged for shares of FirstMark Class A Common Stock equal to the applicable exchange ratio pursuant to the Class B Exchange (as determined in accordance with the Sponsor Support Agreement); and

•

each share of FirstMark Common Stock required to be redeemed pursuant to Public Stockholders’ exercise of their redemption rights was canceled and redeemed for the consideration on the terms and conditions set forth in the Merger Agreement, the FirstMark Existing Organizational Documents, the Trust Agreement.

•	At the SPAC Merger Effective Time, by virtue of the SPAC Merger:

•	each then-outstanding share of common stock of New Starry was redeemed for par value;

•	each then-outstanding FirstMark Unit was separated and canceled and each holder thereof was deemed to hold one share of FirstMark Class A Common Stock and one-third of one FirstMark Warrant; and

•

each then-outstanding share of FirstMark Class A Common Stock (including, for the avoidance of doubt, shares of FirstMark Class A Common Stock received pursuant to (i) the Class B Exchange and (ii) the separation and cancelation of the FirstMark Units) was canceled and converted into shares of New Starry Class A Common Stock equal to the applicable exchange ratio (as determined in accordance with the Merger Agreement);

•

each then-outstanding FirstMark Warrant (including, for the avoidance of doubt, FirstMark Warrants following the separation and cancelation of FirstMark Units) was assumed and converted automatically into a New Starry Warrant pursuant to the Warrant Agreement (as amended by the Warrant Assumption Agreement);

•

each then-outstanding FirstMark Dissenting Share was canceled and represents only the right to receive consideration pursuant to Section 262 of the DGCL or the right to receive consideration pursuant to the Merger Agreement; and

•	each then-outstanding share of FirstMark Common Stock owned by FirstMark or its subsidiaries as treasury stock was canceled for no payment or consideration.

•	On March 29, 2022, (the “Acquisition Merger Closing Date”) and immediately prior to the Acquisition Merger Effective Time:

•

each then-outstanding share of Starry Preferred Stock (other than any shares of Starry Series Z Preferred Stock) was converted automatically into a number of shares of Starry Common Stock at the then-effective conversion rate in accordance with the terms of the Starry Charter.

•	At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger:

•

each then-outstanding share of Starry Common Stock (including shares of Starry Common Stock resulting from the Conversion) was canceled and converted into the right to receive (a) with respect to the Starry Founder, the number of shares of New Starry Class X Common Stock equal to the Acquisition Merger Exchange Ratio of .1841 and (b) with respect to all other eligible Starry equity holders, the number of shares of New Starry Class A Common Stock equal to the Acquisition Merger Exchange Ratio;

•

all shares of Starry Common Stock and Starry Preferred Stock (other than any shares of Starry Series Z Preferred Stock) held in the treasury of Starry was canceled without any conversion thereof and no payment or distribution was made with respect thereto;

•	each then-outstanding share of Starry Series Z Preferred Stock was converted automatically into the right to receive shares of New Starry Class A Common Stock on a one-to-one basis;

•

each then-outstanding share of common stock of Merger Sub was converted into and exchanged for one validly issued, fully paid, and nonassessable share of common stock, par value $0.0001 per share, of the surviving entity of the Acquisition Merger;

•

each then-outstanding and unexercised Starry Option, whether or not vested, was assumed and converted into a New Starry Option to purchase a number of shares of New Starry Class A Common Stock equal to the product of (a) the number of shares of Starry Common Stock subject to such Starry Option immediately prior to the Acquisition Merger Effective Time and (b) the Acquisition Merger Exchange Ratio with any resulting fractional share rounded down to the nearest whole number, at an exercise price per share equal to (x) the exercise price per share of such Starry Option immediately prior to the Acquisition Merger Effective Time divided by (y) the Acquisition Merger Exchange Ratio with any resulting fractional cent rounded up to the nearest whole cent (which option remains subject to the same terms and conditions as were applicable to the corresponding Starry Option, including applicable vesting conditions);

•

each then-outstanding Starry RSU Award was assumed and converted into a New Starry RSU Award covering a number of restricted shares of New Starry Class A Common Stock (rounded down to the nearest whole number) equal to the product of (a) the number of shares of Starry Common Stock subject to such award and (b) the Acquisition Merger Exchange Ratio (which award remains subject to the same terms and conditions as were applicable to the corresponding Starry RSU Award, including applicable vesting conditions); and

•

each then-outstanding Starry Dissenting Share was canceled and represents only the right to receive consideration pursuant to Section 262 of the DGCL or the right to receive consideration pursuant to the Merger Agreement.

Other related events that occurred in connection with the Business Combination are summarized below:

•

immediately prior to the consummation of the Acquisition Merger, each then-outstanding Starry Warrant was exercised pursuant to the terms of such Starry Warrant, in exchange for shares of Starry Common Stock;

•

the issuance and sale of 14,533,334 shares of New Starry Class A Common Stock for a purchase price of $7.50 per share, generating gross proceeds of $109.0 million in the PIPE Investment pursuant to the PIPE Subscription Amendment;

•

the issuance and sale of 4,133,333 shares of Starry Series Z Preferred Stock for a purchase price of $7.50 per share immediately prior to the consummation of the Acquisition Merger, generating gross proceeds of $31.0 million pursuant to the Series Z Subscription Amendment and the Tiger Series Z Subscription Agreement executed on March 25, 2022;

•

pursuant to the Sponsor Support Agreement Amendment, the Sponsor has also agreed that, during the Earnout Period, it will subject 4,128,113 Earnout Shares, comprised of (a) one tranche of 2,224,167 shares subject to Earnout Trigger Event I and (b) two tranches 951,973 shares of which (i) one tranche is subject to Earnout Trigger Event II and (ii) one tranche is subject to Earnout Trigger Event III, to potential forfeiture to New Starry for no consideration until the occurrence of the applicable Earnout Triggering Event(s). If one or more of the Earnout Triggering Events has not occurred by the end of the Earnout Period, the applicable tranche of Earnout Shares will be forfeited to New Starry; and

•

pursuant to the Non-Redemption Agreements entered into with certain accredited investors (each, a “Non-Redemption Investor”, and collectively, the “Non-Redemption Investors”) dated March 9, 2022, each Non-Redemption Investor agreed for the benefit of FirstMark to not redeem a certain number of shares of Class A common stock of FirstMark beneficially owned by it which it holds on the date of the Non-Redemption Agreement representing 2,398,613 shares of FirstMark Class A Common Stock. In connection with these commitments from the Investors, Starry Group Holdings has agreed to issue 422,108 shares of New Starry Class A Common Stock to these Non-Redemption Investors (the “Non-Redemption Investor Shares”).

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination is expected to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FirstMark is treated as the acquired company and Starry is treated as the accounting acquirer for financial statement reporting purposes. Starry has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances that are in place following the consummation of the Business Combination:

•	Starry’s existing stockholders have the greater voting interest in New Starry as of immediately following the consummation of the Business Combination;

•

by virtue of such voting interest upon the consummation of the Business Combination, Starry’s existing stockholders have the ability to control decisions regarding the election and removal of directors and officers of New Starry following the consummation of the Business Combination;

•	Starry’s senior management is the senior management of New Starry; and

•	the composition of the New Starry Board reflects six members appointed by Starry, and one member appointed by the Sponsor.

Other factors were considered but they did not change the preponderance of factors indicating that Starry is the accounting acquirer.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited consolidated financial statements of FirstMark as of and for the year ended December 31, 2021 and the related notes, which are incorporated by reference into the Form 8-K;

•	the historical audited consolidated financial statements of Starry as of and for the year ended December 31, 2021 and the related notes, which are incorporated by reference into the Form 8-K; and

•

other information relating to FirstMark and Starry contained in the final prospectus and definitive proxy statement, dated February 11, 2022 (the “Proxy Statement/Prospectus”), including the Merger Agreement and the description of certain terms thereof set forth in the section entitled “The Merger Agreement” and the risk factors set forth under the section entitled “Risk Factors”, which are incorporated by reference into the Form 8-K.

Pursuant to the FirstMark Certificate of Incorporation, Public Stockholders were offered the opportunity to redeem, with such redemption to occur upon the consummation of the Business Combination, shares of FirstMark Class A Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the consummation of the Business Combination) in the Trust Account. The unaudited pro forma condensed combined financial statements reflect the redemption of 37,775,801 public shares of FirstMark Class A Common Stock at approximately $10.00 per share based on the pro rata portion of funds in the trust account, for an aggregate payment of $377.8 million.

Upon the consummation of the Business Combination, New Starry shares outstanding as presented in the unaudited pro forma condensed combined financial statements as of December 31, 2021, include the following:

	Shares	%	Votes	%
Starry Class A Stockholders	126,156,752	78%	126,156,752	37%
Starry Class X Stockholders	9,268,335	6%	185,366,700	54%
FirstMark Public Stockholders (1)	4,921,551	3%	4,921,551	2%
FirstMark Initial Stockholders	2,677,500	2%	6,685,613	2%
PIPE Investors	14,533,334	9%	14,533,334	4%
Series Z Investors	4,133,333	2%	4,133,333	1%

Total Shares	161,690,805	100%	341,797,283	100%

(1)	The shares held by FirstMark Public Stockholders include 422,108 Non-Redemption Investor Shares issued to the Non-Redemption Investors participating in the Non-Redemption Agreements.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of New Starry following the completion of the Business Combination and related transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2021

(Amounts in thousands)

	Historical
	U.S. GAAP
	FirstMark Horizon Acquisition Corp.	Starry, Inc.	Transaction Accounting Adjustments (Note 2)	Notes	Pro Forma Condensed Combined
ASSETS
Current assets:
Cash and cash equivalents	$531	$29,384	$414,032	1a	$185,569
			109,000	1b
			(16,541)	1c
			31,000	1d
			(2,850)	1e
			(377,787)	1f
			(1,200)	1g
Accounts receivable, net	—	380	—		380
Deferred costs	—	7,049	(5,225)	1c	1,824
Prepaid expenses and other current assets	216	7,079	—		7,295

Total current assets	747	43,892	150,429		195,068
Property and equipment, net	—	129,019	—		129,019
Intangible assets	—	48,463	—		48,463
Restricted cash and other assets	—	1,860	—		1,860
Investments held in trust account	414,032	—	(414,032)	1a	—

TOTAL ASSETS	$414,779	$223,234	$(263,603)		$374,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	1,839	6,832	(2,327)	1c	6,344
Unearned revenue	—	1,630	—		1,630
Current portion of debt	—	1,504	—		1,504
Accrued expenses and other current liabilities	1,667	23,177	(5,222)	1c	19,622

Total current liabilities	3,506	33,143	(7,549)		29,100
Debt, net of current portion	—	191,596	—		191,596
Asset retirement obligations	—	2,387	—		2,387
Other liabilities	—	12,412	—		12,412
Deferred underwriting commissions	14,490	—	(14,490)	1c	—
Derivative warrant liability	20,653	14,773	(14,773)	1h	20,653
Note Payable	1,200		(1,200)	1g	—
Earn-out liability	—	—	33,107	1i	33,107

Total liabilities	$39,849	$254,311	$(4,905)		$289,255

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (continued)

AS OF DECEMBER 31, 2021

(Amounts in thousands)

Historical
U.S. GAAP
	FirstMark Horizon Acquisition Corp.	Starry, Inc.	Transaction Accounting Adjustments (Note 2)	Notes	Pro Forma Condensed Combined
Commitments
Class A ordinary shares subject to possible redemption (41,400,000 at approximately $10.00 per share as of December 31, 2021)	$414,000	$—	$(414,000)	1j	$—
Stockholders’ equity
Convertible preferred stock	—	453,184	(453,184)	1k	—
Starry common stock	—	14	50	1k	—
			(64)	1l
Class A common stock, $0.0001 par value	—	—	1	1b	15
			—	1d
			(4)	1f
			1	1h
			4	1j
			12	1l
			1	1m
			—	1p
Class X common stock, $0.0001 par value,	—	—	1	1l	1
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 10,350,000 shares issued and outstanding	1	—	(1)	1m	—
Additional paid-in capital	—	17,096	108,999	1b	596,373
			942	1c
			31,000	1d
			(377,783)	1f
			14,772	1h
			(33,107)	1i
			413,996	1j
			453,134	1k
			51	1l
			(39,071)	1n
			2,486	1o
			3,858	1p
Accumulated deficit	(39,071)	(501,371)	(669)	1c	(511,234)
			(2,850)	1e
			39,071	1n
			(2,486)	1o
			(3,858)	1p

Total stockholders’ equity	(39,070)	(31,077)	155,302		85,155

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$414,779	$223,234	$(263,603)		$374,410

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(Amounts in thousands, except share and per share amounts)

	Historical
	U.S. GAAP
	FirstMark Horizon Acquisition Corp.	Starry, Inc.	Transaction Accounting Adjustments (Note 2)	Notes	Pro Forma Condensed Combined
Revenues	$—	$22,263	$—		$22,263
Cost of revenues	—	(58,363)	—		(58,363)

Gross loss	—	(36,100)	—		(36,100)
Operating expenses:
Selling, general and administrative expenses	(4,934)	(67,129)	(669)	2a	(77,593)
			(2,850)	2b
			(2,011)	2c
Research and development expenses	—	(26,308)	(475)	2c	(26,783)
General and administrative expenses - related party	(120)	—	120	2d	—
Franchise tax expense	(198)	—	—		(198)

Total operating expenses	(5,252)	(93,437)	(5,885)		(104,574)

Loss from operations	(5,252)	(129,537)	(5,885)		(140,674)
Other income (expense):
Interest expense	—	(24,739)	—		(24,739)
Other expense, net	—	(12,269)	—		(12,269)
Change in fair value of derivative warrant liabilities	30,773	—	—		30,773
Interest and dividends on investments held in Trust Account	26	—	(26)	2e	—

Total other income (expense), net	30,799	(37,008)	(26)		(6,235)

Net income (loss)	$25,547	$(166,545)	$(5,911)		$(146,909)

Weighted average shares outstanding:
Basic and diluted					161,690,805	2f

Net loss per share attributable to common stockholders -basic and diluted					$(0.93)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, FirstMark is treated as the “acquired” company for accounting and financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Starry issuing stock for the net assets of FirstMark, accompanied by a recapitalization. The net assets of FirstMark are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 gives pro forma effect to the Business Combination and related transactions as if they had been consummated on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2021.

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	FirstMark’s audited consolidated balance sheet as of December 31, 2021 and the related notes, which are incorporated by reference into the Form 8-K; and

•	Starry’s audited consolidated balance sheet as of December 31, 2021 and the related notes, which are incorporated by reference into the Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	FirstMark’s audited consolidated statement of operations for the year ended December 31, 2021 and the related notes, which are incorporated by reference into the Form 8-K; and

•	Starry’s audited consolidated statement of operations for the year ended December 31, 2021 and the related notes, which are incorporated by reference into the Form 8-K.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the combined company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination and related transactions, as the Company did not reflect any Management Adjustments under the Article 11 pro forma rules and regulations.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain estimates, assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of FirstMark and Starry.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11. Article 11 requires the presentation of adjustments for the accounting for the transaction and provides management with the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur. New Starry has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information. There were no intercompany transactions between FirstMark and Starry that would require adjustment to these pro forma financial statements for any of the periods presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(1)	The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2021 are as follows:

a.	Reflects the reclassification of $414.0 million of investments held in the Trust Account to cash and cash equivalents that become available following consummation of the Business Combination.

b.

Reflects the gross proceeds of $109.0 million from the issuance and sale of 14,533,334 shares of New Starry Class A Common Stock at $7.50 per share in connection with the PIPE Investment pursuant to the PIPE Subscription Amendment.

c.

Reflects the payment of estimated transaction costs of $18.5 million representing $11.5 million for Starry and $7.0 million for FirstMark. This adjustment is inclusive of the settlement of $14.5 million of deferred underwriting commissions ($12.5 million of which was settled through additional paid in capital due to a credit received by FirstMark subsequent to December 31, 2021 and as such is not included in transaction costs), $1.8 million of accounts payable, and $1.5 million of accrued expenses on FirstMark’s balance sheet, settlement of $5.2 million of deferred transaction costs incurred by Starry, and settlement of $3.7 million accrued expenses and $0.6 million accounts payable on Starry’s balance sheet. Costs include legal, financial advisory and other professional fees related to the Business Combination. In connection with the reverse recapitalization treatment, Starry’s transaction costs are recorded as reductions to additional paid-in capital. FirstMark’s expected transaction costs of $0.7 million are recorded through the income statement and treated as an increase to accumulated deficit.

New Starry is currently estimating the allocation of transaction cost to liability classified instruments originated in the transaction. At this point Starry has recognized all transaction costs in additional paid-in capital. The finalization of the accounting evaluation and conclusions classification are ongoing, and the adjustment is subject to change.

d.

Reflects the gross cash proceeds of $31.0 million from the issuance and sale of 4,133,333 shares of Starry Series Z Preferred Stock at $7.50 per share in connection with the Series Z Investment pursuant to the Series Z Subscription Amendment and the Tiger Series Z Subscription Agreement. At the Acquisition Merger Effective Time, each then-outstanding share of Starry Series Z Preferred Stock was converted to New Starry Class A Common Stock on a one-to-one basis and therefore this adjustment reflects the purchase of Series Z Preferred Stock directly into New Starry Class A Common Stock pursuant to the Merger Agreement.

e.	Reflects the $2.9 million cash payment of non-recurring bonuses to certain Starry employees upon the consummation of the Business Combination.

f.

Reflects redemptions of 37,77,801 shares of FirstMark Class A Common Stock being redeemed for an aggregate payment of approximately $377.8 million (the redemption price of $10.00 per share plus interest earned on the funds held in trust account).

g.	Reflects the cash payment of FMAC’s Promissory note – related party at the close of the Business Combination.

h.

Reflects the cashless exercise of all outstanding Starry Warrants to purchase Starry Common Stock held by Starry stockholders immediately prior to the Acquisition Merger Effective Time in accordance with the individual agreements, following the withholding of such number of shares as to cover the exercise price. This adjustment recognizes the par value and additional paid-in capital of the net shares issued on exercise, as well as the removal of historical warrant liabilities recorded related to the Starry Warrants. As Starry Common Stock converts into New Starry Class A Common Stock pursuant to the Merger Agreement, this adjustment reflects the conversion of such warrants to purchase Starry Common Stock directly into New Starry Class A Common Stock.

i.

Reflects the fair value of the Earnout Shares contingently releasable to the Sponsor. The preliminary fair value was determined based on information available as of the date of the unaudited pro forma condensed combined financial information. This preliminary estimated fair value of the Earnout Shares was determined using a Monte Carlo simulation valuation model and significant assumptions to the valuation included a term of 5 years, volatility of 55%, risk-free rate of 0.93%, and a dividend yield of 0.00%.

j.

Reflects the reclassification of 41,400,000 shares of FirstMark Class A Common Stock from temporary to permanent equity and subsequent conversion to 42,400,000 shares of New Starry Class A Common Stock pursuant to the terms of the Merger Agreement, prior to taking into account any redemptions or conversion of such shares which are reflected in adjustment (1)f.

k.

Reflects the conversion of all outstanding shares of Starry Preferred Stock (other than any shares of Starry Series Z Preferred Stock) to Starry Common Stock immediately prior to the Acquisition Merger Effective Time at the applicable conversion ratio provided in the Starry Charter.

l.

Reflects the cancelation and conversion of each outstanding share of Starry Common Stock (including shares of Starry Common Stock resulting from the Conversion) into the right to receive (a) with respect to the Starry Founder, the number of shares of New Starry Class X Common Stock equal to the Acquisition Merger Exchange Ratio and (b) with respect to all other eligible Starry equity holders, the number of shares of New Starry Class A Common Stock equal to the Acquisition Merger Exchange Ratio.

m.

Reflects the conversion of all outstanding shares of FirstMark Class B Common Stock to FirstMark Class A Common Stock pursuant to the Sponsor Support Agreement. As the FirstMark Class A Common Stock was converted into New Starry Class A Common Stock pursuant to the Merger Agreement, this adjustment reflects the conversion of FirstMark Class B Common Stock directly into New Starry Class A Common Stock.

n.	Reflects the elimination of FirstMark’s historical accumulated deficit upon consummation of the Business Combination.

o.

Reflects $2.5 million of incremental stock-based compensation expense recorded associated with certain Starry RSUs that vest based on both a liquidity and a service condition. The liquidity condition for the RSUs is satisfied upon the occurrence of certain events, including a merger with a special purpose acquisition company and, as such, the liquidity condition for these RSUs was satisfied upon the completion of the Business Combination. The stock-based compensation expense recognized is based on the number of RSUs outstanding and the requisite service completed as of December 31, 2021 and assumes no forfeitures. The actual incremental stock-based compensation expense that will be recorded upon closing of the Business Combination will depend on the timing of closing and actual forfeitures.

p.

Reflects the issuance of 422,108 shares of New Starry Class A Common Stock in connection with the Non-Redemption Agreements based upon a fair value of $9.14 per share, which reflects the trading price of New Starry Class A Common Stock upon closing of the Business Combination.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

(2)	The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are as follows:

a.

Reflects $0.7 million of non-recurring FirstMark transaction costs related to the Business Combination. These transaction costs are not reflected in FirstMark’s historical financial statements and were expensed as incurred.

b.	Reflects $2.9 million of bonus expense related to the payment of bonuses to certain Starry employees upon the consummation of the Business Combination.

c.

Reflects $2.5 million of incremental stock-based compensation expense associated with the vesting of certain Starry RSUs as detailed in adjustment (1)o. The expense is allocated between selling, general and administrative expense and research and development expense according to the Company’s allocation percentage used in the historical financial statements.

d.

Reflects the elimination of FirstMark’s administrative services fee paid to FirstMark Capital that cease upon consummation of the Business Combination and therefore would not have been incurred if the Business Combination was consummated on January 1, 2021.

e.

Reflects the elimination of interest and dividends on investments held in Trust Account which includes interest income and dividends earned related to the investments held in the Trust Account of FirstMark that would not have been earned if the Business Combination were consummated on January 1, 2021.

f.	Represents the weighted average shares outstanding due to the issuance of New Starry Class A Common Stock (and redemptions of public shares) in connection with the Business Combination.

3. Loss per Share

Represents the net loss per share calculated using the historical basic and diluted weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred as of January 1, 2021, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares to be issued and outstanding upon the consummation of the Business Combination have been outstanding for the entire periods presented.

Basic and diluted net loss per share attributable to holders of New Starry Common Stock is presented in conformity with the two-class method required for participating securities. The 4,128,113 Earnout Shares are excluded from basic and diluted pro forma net loss per share as such shares are contingently recallable until the share price of the New Starry Class A Common Stock exceeds specified thresholds that have not been achieved.

For the year ended December 31, 2021
Pro forma net loss	$(146,909)
Fair value of Non-Redemption Investor Shares (1)	(3,858)

Pro forma net loss attributable to common stockholders	(150,767)
Pro Forma weighted average shares calculation, basic and diluted
Starry Class A Shares (1)	126,156,752
Starry Class X Shares	9,268,335
FirstMark Public Shares	4,499,443
FirstMark Initial Shares (2)	2,677,500
PIPE Shares	14,533,334
Series Z Shares	4,133,333

For the year ended December 31, 2021
Non-Redemption Investor Shares	422,108

Pro forma weighted average shares outstanding - basic and diluted	161,690,805

Net loss per share - basic and diluted	$(0.93)

(1)

In order to arrive at net loss attributable to common stockholders, the fair value of the Non-Redemption Investor Shares issued pursuant to the Non-Redemption Agreements is added to net loss to arrive to pro forma net loss attributable to common stockholders.

(2)	Shares outstanding exclude 4,128,113 Earnout Shares subject to forfeiture if certain performance-based vesting requirements are not met.

The financial statements reflect a net loss in all periods presented and therefore the following shares of New Starry Class A Common Stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods and scenarios presented above as including them would have had an anti-dilutive effect:

Shares underlying FirstMark public warrants to purchase shares of New Starry Class A Common Stock	17,132,700
Shares underlying FirstMark private placement warrants to purchase shares of New Starry Class A Common Stock	8,508,413
Starry Options and RSUs that convert into a right to purchase shares of New Starry Class A Common Stock	8,873,981
Earnout shares subject to vesting conditions	4,128,113

Total	38,643,207